Exhibit 10.1

SUNCOKE ENERGY, INC.
OMNIBUS LONG-TERM INCENTIVE PLAN

SUNCOKE ENERGY, INC.
OMNIBUS LONG-TERM INCENTIVE PLAN
(Effective as of May 12, 2022)

ARTICLE I
ESTABLISHMENT
SunCoke Energy, Inc. (the “Company”) establishes the SunCoke Energy, Inc. Omnibus Long-Term Incentive Plan (the “Plan”) effective as of May 12, 2022 (“Effective Date”), subject to approval by the Company’s stockholders at the Company’s annual meeting on May 12, 2022.

ARTICLE II
PURPOSE
The purposes of the Plan are to: (a) better align the interests of stockholders and Key Employees and Directors by creating a direct linkage between Participants’ rewards and stockholders’ gains; (b) provide Key Employees and Directors with the ability to increase equity ownership in the Company; (c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and (d) provide an incentive to Key Employees and Directors for continued service with the Company.
ARTICLE III
DEFINITIONS
Terms in the Plan, including in the Appendix, have the meaning set forth in the Appendix.
ARTICLE IV
TERM OF PLAN; ADMINISTRATION; TYPES OF AWARDS;
SHARES UNDER AWARDS; AWARD AGREEMENTS
4.1Term of the Plan. No Awards shall be made under this Plan after May 12, 2032. The Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
4.2Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to, among other things:
(a)designate the Participants;
(b)grant Awards provided in the Plan in such form and amount as the Committee shall determine;
(c)determine the terms and conditions of each Award under the Plan and impose such limitations, restrictions and conditions upon any such Award including performance goals, in each case as the Committee shall deem appropriate including, without limitation, the ability to modify or amend each Award (subject to Section 10.11(c)), including the discretionary authority to accelerate vesting or extend the post-termination vesting or exercise period:

(d)interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any Award thereunder.
The Board of Directors may delegate responsibility for administering the Plan, including with respect to designated classes of Key Employees or Directors to different committees consisting of one or more Directors subject to such limitations as the Board of Directors deems appropriate. To the extent consistent with applicable law, the Board of Directors or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Key Employees, within limits specifically prescribed by the Board of Directors or the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself.
4.3Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:
(e)Options, as described in Article V;
(f)Share Units, as described in Article VI;
(g)Restricted Stock, as described in Article VII;
(h)SARs, as described in Article VIII; and/or
(i)Cash-Based Awards and Other Stock-Based Awards, as described in Article IX .
4.4Shares Under Awards.
(a)The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of: (i) [] shares of Common Stock (less the number of shares of Common Stock with respect to any awards granted from the Prior Plans from [date proxy statement is finalized] until May 12, 2022) transferred from the Prior Plans to the Plan on the Effective Date; (ii) three million shares of Common Stock; and (iii) shares of Common Stock subject to any awards granted under the Prior Plans that are outstanding on the Effective Date and that would return to the share reserve in accordance with Sections 4.4(d), 4.4(e) or 4.4(f) if they had been granted under the Plan. The limit set forth in this Section 4.4(a) shall be subject to the provisions of Section 10.8. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.
(b)The number of shares of Common Stock delivered by a Participant or beneficiary or withheld by the Company on behalf of any such Participant or beneficiary as the exercise price of an Option or SAR shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Consequently, when an SAR is exercised, the shares of Common Stock subject to the SAR shall be counted against the numerical limits of this Section 4.4 regardless of the number of shares of Common Stock used to settle the SAR upon exercise (i.e., shares of Common Stock withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan).
(c)Any shares of Common Stock purchased by the Company with proceeds from an Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(d)If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.
(e)If an Award is paid out in cash rather than shares of Common Stock, such shares of Common Stock subject to such Award shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.
(f)The number of shares of Common Stock delivered by a Participant or beneficiary (by either actual delivery or attestation) or withheld by the Company on behalf of any such Participant or beneficiary to satisfy tax withholding with respect to Awards other than Options and SARs shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.
(g)The number of Shares that are available for ISOs shall not exceed one million shares of Common Stock (as adjusted pursuant to Section 10.8 of the Plan, and as determined in accordance with Section 422 of the Code).
(h)Substitute Awards may be granted under the Plan and such Substitute Awards shall not reduce the aggregate number of shares of Common Stock that may be issued under the Plan.
4.5Award Agreements. Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. An Award Agreement may contain a vesting schedule as determined in the sole discretion of the Committee In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.
ARTICLE V
OPTIONS
5.1Award of Options. From time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, the Committee may grant to any Participant, one or more Options to purchase the shares of Common Stock (“Options”). Options that are ISOs may be granted only to Key Employees. The grant date for each Option shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.
5.2Option Agreements. The grant of an Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Option, stating the number of shares subject to the Option, the vesting terms, the treatment of the Option upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.
5.3Exercise Price. The per share exercise price of each Option shall be not less than the Fair Market Value of a share of Common Stock on the grant date.
5.4Term and Exercise. The term and the vesting schedule of each Option shall be determined by the Committee. No Option shall be exercisable after the expiration of its term and the maximum term of any Option shall be ten years.
5.5Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:
(i)The aggregate exercise price of a Key Employee’s ISOs that become exercisable for the first time during a particular calendar year shall not exceed $100,000. If this dollar limit is exceeded, the portion of the ISO that does not exceed the applicable limit shall be an ISO and the remainder shall not be an ISO; but in all other respects, the original Option Agreement shall remain in full force and effect.
(j)Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns more than 10% of the Common Stock (or stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries): (i) the exercise price of the ISO shall be not less than 110% of the Fair Market Value on the ISO’s grant date; and (ii) the ISO shall expire, and all rights to purchase Common Stock thereunder shall expire, no later than the fifth anniversary of the ISO’s grant date.
(k)No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan’s ISO provisions are adopted or approved by stockholders of the Company.
5.6Transferability.
ARTICLE VNo Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer an Option that is not an ISO for no consideration to, or for the benefit of, an immediate family member or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Immediate family members are the Participant’s spouse (including common law spouse), siblings, parents, children, step-children, adoptive relations and grandchildren, and shall include the Participant.
(a)A transfer pursuant to Section 5.6(a) may only be effected following advance written notice from the Participant (or Participant’s estate) to the Committee describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Options. Any such transfer pursuant to Section 5.6(a) is further conditioned on the Participant and the immediate family member or other transferee agreeing to abide by the Company’s Option transfer guidelines. In the discretion of the Committee, the right to transfer an Option pursuant to Section 5.6(a) also will apply to the right to transfer ancillary rights associated with such Option, and to the right to consent to any amendment to the applicable Option agreement.
(b)Subsequent transfers by a transferee pursuant to Section 5.6(a) shall be prohibited except in accordance with the laws of descent and distribution, or by will.
(c)Following any transfer pursuant to this Section 5.6, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the terms governing exercisability of an Option that apply following any events of termination of employment shall apply based on the employment status of the original Optionee. Neither the Committee nor the Company will have any obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Shares issuable or issued under an Option that has been transferred by a Participant under this Section 5.6.
(d)In no event shall a Participant be permitted to transfer an Option to a third party financial institution without approval of the Company’s stockholders.
5.7Dividends/Dividend Equivalents. No dividends or dividend equivalents shall be paid with respect to any shares subject to an Option prior to the exercise of the Option.
5.8Manner of Payment. Each Option agreement shall set forth the procedure governing the exercise of any portion of the Option granted thereunder, and shall provide that, upon such exercise, the Optionee shall pay to the Company, in full, an amount equal to the product of (a) the exercise price and (b) the number of shares of Common Stock with respect to which Optionee exercises the Option. A Participant may pay the aggregate exercise price through cash payment (including cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Option necessary to pay the exercise price), the delivery of shares of Common Stock owned by the Optionee, or by foregoing delivery of shares of Common Stock subject to the Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the aggregate exercise price; provided, however, that any use of shares of Common Stock to satisfy the aggregate exercise price must be in compliance with then applicable accounting rules.
ARTICLE VI
SHARE UNITS
6.1Award of Share Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards denominated in shares of Common Stock (“Share Units”) that will be settled, subject to the terms and conditions of the Share Units, in an amount in cash, shares of Common Stock or both, at the sole discretion of the Committee. At the time it authorizes the grant of any Share Units, the Committee shall condition the vesting of the Share Units upon (a) continued service of the applicable Participant and/or (b) the attainment of performance goals. The medium of payment shall be set forth in the Committee’s resolution granting the Share Units and in the Share Unit agreement with the Participant.
6.2Share Unit Agreements. Share Units granted under the Plan shall be evidenced by a written Award Agreement stating the type of Share Units, the number of Share Units granted, the vesting and settlement terms, the form of payment, the treatment of Share Units upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.
6.3Dividend Equivalents. The Committee may provide for dividend equivalents with respect to Share Units in accordance with the provisions of Section 10.10.

ARTICLE VII
RESTRICTED STOCK
7.1Award of Restricted Stock. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards in the form of actual shares of Common Stock that are subject to restrictions on transfer, the lapse of which restrictions is contingent upon continued service and/or the satisfaction of performance conditions (“Restricted Stock”). Until such restrictions lapse, the shares of Restricted Stock shall be held in “book-entry” form in the records of the Company’s transfer agent, and no shares will be delivered to the Participant until the applicable restrictions lapse.
7.2Restricted Stock Agreements. Restricted Stock granted under the Plan shall be evidenced by a written Award Agreement stating the number of shares of Restricted Stock granted, the vesting and settlement terms, the treatment of the Award upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.
7.3Rights of a Stockholder. Except as provided in this Article and in the applicable Award Agreement, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Vesting and payment of any cash dividends will correspond to the vesting of the Restricted Stock with respect to which such dividends relate. If so determined by the Committee in the applicable Award Agreement, (a) cash dividends on the Common Stock subject to the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, subject to the vesting of the underlying Restricted Stock, and (b) subject to any adjustment pursuant to Section 10.8, dividends payable in Common Stock shall be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock.
ARTICLE VIII
SARs
8.1Award of SARs. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant one or more SARs, which upon exercise entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised (“SAR”). At the Committee’s discretion, an exercised SAR may be settled in cash, shares of Common Stock or a combination. The grant date for each SAR shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.
8.2SAR Agreements. The grant of an SAR shall be evidenced by a written Award Agreement, executed by the Company and the holder of the SAR, stating the number of shares subject to the SAR, the vesting terms, the treatment of the SAR upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.
8.3Exercise Price. The per share exercise price of each SAR shall be not less than the Fair Market Value of a share of Common Stock on the grant date.
8.4Term and Exercise. The term and the vesting schedule of each SAR shall be determined by the Committee. No SAR shall be exercisable after the expiration of its term and the maximum term of any SAR shall be ten years.

8.5Dividends/Dividend Equivalents. No dividends or dividend equivalents shall be paid with respect to any SAR.
8.6Manner of Payment. Each SAR Award Agreement shall set forth the procedure governing the exercise of any portion of the SAR granted thereunder, and shall provide that, upon such exercise, the Company shall (a) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (b) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.
ARTICLE IX
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
9.1.Grant of Cash-Based Awards. Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Awards denominated in cash (“Cash-Based Awards”) to Participants in such amounts and upon such terms and conditions as the Committee may determine.
9.2.Other Stock-Based Awards. The Committee may grant other types of stock-based or stock-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) (“Other Stock-Based Awards”) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.
9.3.Value and Payment of Cash-Based Awards and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on Shares, as determined by the Committee. The Committee may establish performance objectives in its sole discretion. Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Common Stock or both, as the Committee determines. Vesting and payment of any cash dividends will correspond to the vesting of the shares of Common Stock with respect to which such dividends relate. If so determined by the Committee in the applicable Award Agreement, (a) cash dividends on the shares of Common Stock subject to the Other Stock-Based Award shall be automatically reinvested in additional Other-Stock Based Award, subject to the vesting of the underlying Other-Stock Based Award, and (b) subject to any adjustment pursuant to Section 10.8, dividends payable in shares of Common Stock shall be paid in the form of additional Other-Stock Based Awards, held subject to the vesting of the underlying shares of Common Stock with respect to the Other Stock-Based Award.
ARTICLE X
MISCELLANEOUS
10.1General Restriction. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that: (a) the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any state or Federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares thereunder, then such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.
10.2Non-Assignability. Except as otherwise set forth in Section 5.6 of the Plan, Awards shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law.
10.3Recoupment. All Awards (including, proceeds from such Awards) shall be subject to the terms and conditions of any applicable forfeiture, reduction, recoupment, cancellation or clawback policies, practices or provisions adopted by the Company from time to time, and any applicable forfeiture, reduction, recoupment, cancellation or clawback requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards
10.4Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by the Company or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company and its Subsidiaries.
10.5Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
10.6Rights as a Stockholder; Share Delivery.
ARTICLE IXExcept as otherwise provided in Section 7.3 with respect to Restricted Stock, a Participant receiving an Award under the Plan shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued on behalf of such Participant.
(a)Shares of Common Stock issued pursuant to the settlement of an Award shall be represented by stock certificates or issued on an uncertificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock.
10.7Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leaves of absence.

10.8Adjustments.
ARTICLE VIIIIn the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment. Such mandatory adjustment may include a change in one or more of the following: (i) the aggregate number of shares of Common Stock reserved for issuance and delivery under Section 4.4(a) of the Plan; (ii) the aggregate number of shares of Common Stock available for ISOs under Section 4.4(g) of the Plan; (iii) the number of shares or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options and SARs; and (v) other similar matters.
(a)In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries that is not an event described in Section 10.8(a), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under Section 4.4(a) of the Plan; (ii) the aggregate number of shares of Common Stock available for ISOs under Section 4.4(g) of the Plan; (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options and SARs; and (v) other similar matters, and such adjustments may include, without limitation, (A) the cancellation of outstanding Awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a corporate transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such corporate transaction over the exercise price of such Option shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards under the Plan, and (C) arranging for the assumption of Awards granted under the Plan, or replacement of Awards granted under the Plan with new Awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such transaction as well as any corresponding adjustments to Awards under the Plan that remain based upon Company securities.
10.9Change in Control. In the event of a Change in Control, except as otherwise set forth in an applicable Award Agreement, the surviving or purchasing corporation or other entity (or ultimate parent thereof), as the case may be (“Purchaser”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards, or substitute such Awards with substantially equivalent Awards covering shares of the Purchaser’s stock, with terms no less favorable than the terms of the Awards they replace provided Purchaser’s stock is traded on an established U.S. securities exchange. Except as set forth in an applicable Award Agreement, in the event that outstanding and unvested Awards or portions thereof are not assumed in connection with a Change in Control, such Awards or portions thereof shall immediately vest and shall be promptly settled in cash, shares of Common Stock, or a combination thereof, as determined by the Committee (as constituted immediately prior to the

Change in Control) (except to the extent that settlement of an Award must be made pursuant to its original schedule or following a six-month delay in order to comply with Section 409A of the Code), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied. Except as otherwise set forth in the applicable Award Agreement, any performance criteria associated with Awards that are not assumed in connection with a Change in Control shall be deemed satisfied based on the greater of target performance and projected performance. The Committee may provide in any Award Agreement for provisions relating to a Change in Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.
10.10Dividends and Dividend Equivalents.  No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Stock Units, Other Stock-Based Awards or other Awards. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
10.11Amendment of the Plan; Amendment of Awards.
(b)The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange on which the Common Stock is listed.
(c)The Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause an Award, without the Participant’s consent, to materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.
(d)Notwithstanding the foregoing and except as described in Section 10.8, there shall be no amendment to the Plan or any outstanding Option Award Agreement or SAR Award Agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of an Option or SAR, (ii) the cancellation of an Option or SAR in exchange for Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, as applicable or (iii) the cancellation of an Option or SAR in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the Option or SAR is greater than the current Fair Market Value of a share of Common Stock.

10.12Required Taxes. When an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of the tax required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay up to the maximum individual statutory rate of applicable withholding. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the amount of tax to be withheld; or (d) by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value equal to the amount to be withheld. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the withholding taxes.
10.13Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and are intended to comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Participant’s termination of employment shall be delayed until the first day of the seventh month following the Participant’s termination of employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code. Notwithstanding anything statement herein, the Company and Committee make no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and make no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan and shall not be liable for any penalties or costs to a Participant resulting from the application of Section 409A to the Plan or any Award granted hereunder.
10.14Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX
“Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
“Award” means an Option, Restricted Stock, Share Unit, SAR, Cash-Based Award or Other Stock-Based Award granted pursuant to the terms of the Plan or solely with respect to Section 4.4(d), 4.4(e) or 4.4(f), pursuant to the Prior Plans, .
“Award Agreement” means a written or electronic agreement, contract or other instrument or document evidencing the terms and conditions of an Award which may, but need not, be executed by the Participant or the Company.
“Board of Directors” means the Board of Directors of the Company.
“Cash-Based Award” has the meaning provided in Section 9.1.
“Change in Control” means the occurrence of any of the following events:
(a)The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition.
(b)Individuals who, as of the date that the Plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.
(c)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, in each case unless, following such business combination:
(i)all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding Common Stock and the then outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding Common Stock and the then outstanding Company voting securities, as the case may be;
(ii)no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and
(iii)at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or
(e)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board of Directors, as constituted from time to time.
“Common Stock” means common stock, par value $0.01 per share, of the Company.
“Company” means SunCoke Energy, Inc., a Delaware corporation, or any successor thereto.
“Director” means a member of the Board of Directors.
“Effective Date” means May 12, 2022.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as applied to a specific date and unless otherwise specified by the Committee or in an Award Agreement, the closing price of a share of Common Stock on the New York Stock Exchange (or, on such other national securities exchange that is the primary trading market for shares of Common Stock, if shares of Common Stock are not then listed on the New York Stock Exchange) on the date of determination, or if no sales of shares of Common Stock shall have occurred on such exchange on the applicable date of determination, the closing price of a share of Common Stock on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if shares of Common Stock are not traded on any established stock securities exchange, the Fair Market Value means the price of a share of Common Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code.
“Incentive Stock Option” or “ISO” means an option granted under Article V that meets the requirements of Section 422(b) (or any successor provision) of the Code.

“Incumbent Board” has the meaning provided in (b) of the definition of Change in Control.
“Just Cause” means, unless otherwise defined in an Award Agreement, as determined by the Committee:
(a)the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;
(b)conviction of Participant of a felony;
(c)willful misconduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries (including, but not limited to, dishonest or fraudulent acts);
(d)the Participant’s failure to comply in other than an insignificant manner with a policy of the Company and its Subsidiaries; or
(e)the Participant’s gross misconduct that the Committee determines in good faith adversely and materially affects the business or reputation of the Company.
For purposes of this definition, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.
“Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan. A Key Employee may also include a person who is granted an Award in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.
“Option” has the meaning provided in Section 5.1.
“Optionee” means the holder of an Option.
“Other Stock-Based Award” has the meaning provided in Section 9.1.
“Participant” means a Key Employee or Director selected to receive an Award under the Plan.
“Plan” means this SunCoke Energy, Inc. Omnibus Long-Term Incentive Plan, as amended from time to time.
“Prior Plan” means either the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, or the SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, as the case may be.

“Qualifying Termination” means, unless otherwise defined in an Award Agreement, with respect to the employment of any Participant who is a participant in the SunCoke Energy, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:
(b)a termination of employment by the Company within 24 months after a Change in Control, other than for Just Cause, death or permanent disability; or
(f)a termination of employment by the Participant within 24 months after a Change in Control for one or more of the following reasons:
(i)the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company and its Subsidiaries immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause;
(ii)a material reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus opportunity, as in effect immediately prior to the Change in Control; or
(iii)the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within 35 miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of 12 consecutive months immediately preceding the Change in Control;
provided, however, that in the case of any such termination of employment by a Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more such events within 60 days of such occurrence, (y) the Company fails to cure such event within 30 days after its receipt of such written notice and (z) the termination of employment occurs within 120 days after the occurrence of such event.
“Restricted Stock” has the meaning provided in Section 7.1.
“Share Units” has the meaning provided in Section 6.1.
“Stock Appreciation Right” or “SAR” has the meaning provided in Section 8.1.
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, Subsidiary or any Affiliate or with which the Company, Subsidiary or any Affliliate combines.